EXHIBIT 5.0



                              [LETTERHEAD]


                             April 20, 1998



Host America Corporation
Two Broadway
Hamden, Connecticut 06518

     RE:  SEC REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

     I am counsel for Host America Corporation, a Delaware corporation (the "Company"), in connection with its public offering under the Securities Act of 1933, as amended, of (i) 1,200,000 shares of the Company's Common Stock, (1,380,000 shares if the over-allotment option is exercised in full) and
(ii) 1,200,000 Redeemable Common Stock Purchase Warrants, (1,380,000 Warrants if the over-allotment option is exercised in full) through an effective Registration Statement on Form SB-2 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles and Amended Articles of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4) The other exhibits to the Registration Statement filed with the Commission.

     I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

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Host America Corporation
April 20, 1998
Page 2



     Based upon the foregoing and in reliance thereon, it is my opinion that: (1) the 1,380,000 shares of Common Stock, no par value and (2) 1,380,000 Redeemable Common Stock Purchase Warrants, will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

                                      Very truly yours,



                                      /s/ JOHN B. WILLS
                                      John B. Wills

JBW/db